UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: November 10, 2022

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On November 10, 2022, NovaBay Pharmaceuticals, Inc. (the “Company” or “NovaBay”) held a special meeting of stockholders (the “Special Meeting”), at which the Company’s stockholders were asked to consider three (3) proposals, each of which is described in more detail in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on September 30, 2022 (the “Proxy Statement”). Each of the three proposals was approved by the Company's stockholders. There were 64,988,364 outstanding shares entitled to vote and there were 42,651,910 shares present in person or by proxy at the Special Meeting, representing (65.63%) of the shares outstanding and entitled to vote.

The voting results with respect to the three proposals, as certified by the inspector of elections for the Special Meeting, are presented below.

1.
To approve, as required by and in accordance with Sections 713(a) and 713(b) of the NYSE American Company Guide, the issuance of an aggregate of 96,468,114 shares of the Company’s Common Stock (i) upon exercise of the Amended Warrants and the New Reprice Warrants issued as part of the Company’s Warrant Reprice Transactions entered into on September 9, 2022 (each as discussed and defined in the Proxy Statement) and (ii) the conversion of the Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share, and the exercise of the Long-Term Warrants and the Short-Term Warrants to be issued upon the closing of the Private Placement (each as discussed and defined in the Proxy Statement), including any additional shares of Common Stock due to an increase as a result of applicable anti-dilution adjustments.

For	Against	Abstain	Broker Non-Votes[1]
27,129,832	4,018,279	89,375	11,414,424

2.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of all of the Company’s Common Stock, issued and outstanding or held in treasury at a ratio of not less than 1-for-10 and not more than 1-for-35 (the “Reverse Stock Split”), and to grant authorization to the Company’s Board of Directors to determine, in its sole discretion, the specific ratio at any whole number within the above share range and the timing of the Reverse Stock Split becoming effective or to abandon the Reverse Stock Split.

For	Against	Abstain
37,507,313	5,050,133	94,464

3.
To adjourn the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One and Proposal Two.

For	Against	Abstain
37,800,071	4,421,419	430,420

All share amounts in this Item 5.07 do not reflect the Reverse Stock Split, which is expected to become effective on Tuesday, November 15, 2022 at 4:15 p.m. New York City Time.

1 A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each meeting.

Item 8.01     Other Events

On November 14, 2022, following stockholder approval, the Board approved a Reverse Stock Split ratio of 1-for-35, and the Company issued a press release announcing the same. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Language Concerning Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the impact of the proposed Reverse Stock Split and the Company’s ability to comply with the continued listing requirements of the NYSE American. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this report, are detailed in the Company’s latest Form 10-Q/K filings with the SEC, especially under the heading “Risk Factors,” and in the Proxy Statement, especially under the heading “Proposal Two: The Reverse Stock Split Proposal — Risks Relating to the Reverse Stock Split.” The forward-looking statements in this report speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: November 14, 2022